UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 22, 2011 (July 21, 2011)

China Integrated Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34390	65-0854589
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dongxin Century Square, 7th Floor
Hi-Tech Development District
Xi’an, Shaanxi Province, People’s Republic of China 710043
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-29 8268 3920

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Change in Registrant’s Certifying Accountant

On July 21, 2011, China Integrated Energy, Inc. (the “Company”) engaged Sherb & Co., LLP (“Sherb”) as its independent principal accountant.  Sherb replaces KPMG, who resigned on April 26, 2011, as previously disclosed in the Current Report on Form 8-K filed by the Company on May 2, 2011.  The engagement of Sherb was approved by the Company’s Audit Committee.

Sherb was previously engaged as the Company’s independent principal accountant as of and during the fiscal years ended December 31, 2007, 2008 and 2009 and for the subsequent interim period ended December 16, 2010.  During that time (i) there were no disagreements with Sherb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Sherb’s satisfaction, would have caused Sherb to make reference in connection with its opinion to the subject matter of the disagreement, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the period commencing December 16, 2010, when KPMG was engaged by the Company as its independent principal accountant, until July 21, 2011 when Sherb was re-engaged in such capacity, the Company did not consult with Sherb regarding (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements and no written or oral advice was provided by Sherb that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 8.01        Other Events

On July 25, 2011, the Registrant issued a press release announcing that it appointed Sherb & Co., LLP as its independent principal accountant.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01        Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2011	China Integrated Energy, Inc.

	By:	/s/ Xincheng Gao
Name: Xincheng Gao
Title: Chief Executive Officer and President

Exhibits.

Exhibit No.	Description
99.1	Press Release dated July 25, 2011